Exhibit 99.1

Essential Properties Announces Fourth Quarter and Full Year 2021 Results
- Fourth Quarter Net Income per Share of $0.24 and AFFO per Share of $0.37 -
- Quarterly Investments of $322.2 million at a 6.9% Weighted Average Cash Cap Rate -
- Increasing 2022 AFFO Guidance to $1.47 to $1.51 per Share -

February 16, 2022

PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”), today announced operating results for the three months and year ended December 31, 2021.

Fourth Quarter 2021 Financial and Operating Highlights

Operating Results:
•Investments (96 Properties)	$ Invested	$322.2 million
	Weighted Avg. Cash Cap Rate	6.9%
•Net Income per Share	Increased by 380%	$0.24
•Funds from Operations ("FFO") per Share	Increased by 56%	$0.39
•Core Funds from Operations ("Core FFO") per Share	Increased by 56%	$0.39
•Adjusted Funds from Operations ("AFFO") per Share	Increased by 37%	$0.37
Other Activity:
•Proceeds from Early Loan Repayments	(Including $1.0 million of prepayment penalties)	$92.7 million
Equity Activity:
•Equity Raised (Gross) - ATM Program	$28.46/share	$93.5 million

Full Year 2021 Financial and Operating Highlights

Operating Results:
•Investments (349 Properties)	$ Invested	$974.0 million
	Weighted Avg. Cash Cap Rate	7.0%
•Net Income per Share	Increased by 86%	$0.82
•FFO per Share	Increased by 28%	$1.38
•Core FFO per Share	Increased by 28%	$1.41
•AFFO per Share	Increased by 21%	$1.34
Equity Activity:
•Equity Raised (Gross) - Follow-On Offering (April 15, 2021)	$23.50/share	$193.2 million
•Equity Raised (Gross) - ATM Program	$27.58/share	$276.0 million
Debt Activity
•Initial Public Debt Offering (June 22, 2021)	10 years; 2.95% coupon	$400.0 million
•Retirement of Secured Master Trust Funding Notes	4.19% weighted avg. coupon	$171.2 million

Highlights Subsequent to Fourth Quarter 2021

•Investments (29 Properties)	$ Invested	$128.3 million
•Dispositions (4 Properties)	$ Gross Proceeds	$7.0 million
Equity Activity:
•Equity Raised (Gross) - ATM Program	$28.21/share	$22.8 million

CEO Comments

Commenting on the results for the fourth quarter of 2021, the Company’s President and Chief Executive Officer, Peter M. Mavoides, said, “We are pleased with our fourth quarter and full year 2021 results.” Mr. Mavoides continued, “Our ability to grow AFFO per share by more than 20% speaks to the durability of our portfolio, the strength of our differentiated investment model and tenant relationships, and the compelling value of our platform.” Mr. Mavoides added, “Our strong close to 2021 and our initial 2022 activity provide us with support to increase our 2022 AFFO guidance, and we remain optimistic regarding our investment opportunity set while being mindful of the current volatility in the capital markets.”

Portfolio Update

Investments
The Company’s investment activity during the three months and year ended December 31, 2021 is summarized as follows:

	Quarter Ended December 31, 2021	Year Ended December 31, 2021
Investments:
$ Invested	$322.2 million	$974.0 million
# of Properties	96	349
# of Separate Transactions	55	142
Weighted Average Cash and GAAP Cap Rate	6.9% / 7.8%	7.0% / 7.8%
Weighted Average Lease Term	16.3 years	15.6 years
% Sale-Leaseback Transactions	96.0%	89.1%
% Subject to Master Lease	59.3%	73.5%
% Required Financial Reporting (Tenant/Guarantor)	98.1%	99.4%

Dispositions
The Company’s disposition activity during the three months and year ended December 31, 2021 is summarized as follows:

	Quarter Ended December 31, 2021	Year Ended December 31, 2021
Dispositions:
Net Proceeds	$4.5 million	$59.3 million
# of Properties Sold	2	38
# of Vacant Properties Sold	—	2
Net Gain / (Loss)	$0.5 million	$9.3 million
Weighted Average Cash Cap Rate (Excluding Vacant Properties)	6.0%	6.9%

Loan Repayments
Loan repayment activity to the Company during the three months and year ended December 31, 2021 is summarized as follows:

	Quarter Ended December 31, 2021	Year Ended December 31, 2021
Proceeds—Principal	$91.7 million	$100.2 million
Proceeds—Prepayment Penalties	$1.0 million	$1.0 million
# of Properties	41	43

Portfolio Highlights

The Company’s investment portfolio as of December 31, 2021 is summarized as follows:

Number of Properties	1,451
Weighted Average Lease Term	14.0 years
Weighted Average Rent Coverage Ratio	3.7x
Number of Tenants	311
Number of States	46
Number of Industries	16
Weighted Average Occupancy (1 Vacant Property)	99.9%
Total Square Feet of Rentable Space	13,519,838
Cash ABR - Service-oriented or Experience-based	93.1%
Cash ABR - Properties Subject to Master Lease	61.3%

Leverage, Balance Sheet and Liquidity
The Company's leverage, balance sheet and liquidity are summarized in the following table:

December 31, 2021
Leverage:
Net Debt to Annualized Adjusted EBITDAre	4.7x

Balance Sheet and Liquidity:
Cash and Cash Equivalents and Restricted Cash	$59.8 million
Unused Borrowing Capacity	$256.0 million
Total Available Liquidity	$315.8 million

ATM Program:
Program Availability	$350.0 million
Aggregate Gross Sales	$188.5 million
Remaining Availability	$161.5 million

On February 10, 2022, the Company amended its Credit Facility which, among other things, increased the capacity under its Revolving Credit Facility to $600.0 million, increased the Revolving Credit Facility's accordion feature to $600.0 million, reduced the applicable margin with respect to Revolving Credit Facility borrowings across all levels of the leverage and credit ratings grid, extended the Revolving Credit Facility's maturity to 2026, and replaced the LIBOR reference rate with reference to the Adjusted Term SOFR rate for Revolving Credit Facility and term loan borrowings.

Dividend Information

As previously announced, on December 3, 2021 Essential Properties' board of directors declared a cash dividend of $0.26 per share of common stock for the quarter ended December 31, 2021, an increase of $0.01 per share or approximately 4.0%. The dividend was paid on January 13, 2022 to stockholders of record as of the close of business on December 31, 2021.

2022 Guidance

The Company is increasing its guidance for AFFO per share on a fully diluted basis for 2022 to a range of $1.47 to $1.51 from its previously announced range of $1.46 to $1.50.

Note: The Company does not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of the Company's ongoing operations, such as, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance periods.

Conference Call Information

In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Thursday, February 17, 2022 at 10:00 a.m. EST to discuss the results. To access the conference, dial 877-407-9208 (International: 201-493-6782). A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.

A telephone replay of the conference call can also be accessed by calling 844-512-2921 (International: 412-317-6671) and entering the access code: 13726755. The telephone replay will be available through March 3, 2022.

A replay of the conference call webcast will be available on our website approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.

Supplemental Materials

The Company’s Supplemental Operating & Financial Data—Fourth Quarter Ended December 31, 2021 is available on Essential Properties’ website at investors.essentialproperties.com.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of December 31, 2021, the Company’s portfolio consisted of 1,451 freestanding net lease properties with a weighted average lease term of 14.0 years and a weighted average rent coverage ratio of 3.7x. As of the same date, the Company’s portfolio was 99.9% leased to 311 tenants operating 433 different concepts in 16 industries across 46 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

The results reported in this press release are preliminary and are not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that it will file with the Commission.

Non-GAAP Financial Measures and Certain Definitions

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO and AFFO

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).

The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis.

Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur.

To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges (including changes to our provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.

FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

EBITDA and EBITDAre

The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.

EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. The Company believes excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

NOI and Cash NOI

The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI

The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.

Cash ABR

Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate

Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.

GAAP Cap Rate

GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.

Rent Coverage Ratio

Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.

Disclaimer

Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
(in thousands, except share and per share data)	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues:
Rental revenue[1,2,3]	$59,816	$38,986	$213,327	$155,792
Interest on loans and direct financing leases	4,152	2,106	15,710	8,136
Other revenue	1,047	17	1,197	81
Total revenues	65,015	41,109	230,234	164,009

Expenses:
General and administrative[4]	5,832	4,738	24,329	24,444
Property expenses[2]	1,816	2,126	5,762	3,881
Depreciation and amortization	18,961	19,004	69,146	59,446
Provision for impairment of real estate	—	3,319	6,120	8,399
Change in provision for loan losses	(92)	299	(204)	830
Total expenses	26,517	29,486	105,153	97,000
Other operating income:
Gain on dispositions of real estate, net	497	1,850	9,338	5,821
Income from operations	38,995	13,473	134,419	72,830
Other (expense)/income:
Loss on repayment and repurchase of secured borrowings[5]	—	—	(4,461)	(924)
Interest expense	(9,170)	(7,764)	(33,614)	(29,651)
Interest income	20	52	94	485
Income before income tax expense	29,845	5,761	96,438	42,740
Income tax expense	55	56	227	212
Net income	29,790	5,705	96,211	42,528
Net income attributable to non-controlling interests	(151)	(35)	(486)	(255)
Net income attributable to stockholders	$29,639	$5,670	$95,725	$42,273

Basic weighted-average shares outstanding	122,691,874	104,963,676	116,358,059	95,311,035
Basic net income per share	$0.24	$0.05	$0.82	$0.44
Diluted weighted-average shares outstanding	123,777,032	105,840,736	117,466,338	96,197,705
Diluted net income per share	$0.24	$0.05	$0.82	$0.44
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $257, $88, $721 and $444 for the three months and year ended December 31, 2021 and 2020, respectively.
2.Includes reimbursable income or reimbursable expense from the Company’s tenants of $1,058, $314, $2,293 and $897 for the three months and year ended December 31, 2021 and 2020, respectively.
3.During the year ended December 31, 2021, includes the recognition of $2,061 and $1,044 of cash and straight-line rent receivables, respectively, for previously unaccrued amounts from tenants that were moved from non-accrual to accrual accounting.
4.During the three months and year ended December 31, 2020, includes non-recurring expenses of $21 and $255, respectively, for reimbursement of executive relocation costs and non-recurring recruiting costs and, during the year ended December 31, 2020, includes $1,093 for costs and charges incurred in connection with the termination of one of our executive officers.
5.Includes a make-whole payment of $2,543 and the write-off of $1,873 of deferred financing costs during the year ended December 31, 2021 and the write-off of $924 deferred financing costs during the year ended December 31, 2020.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	December 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$1,004,154	$741,254
Building and improvements	2,035,919	1,519,665
Lease incentive	13,950	14,297
Construction in progress	8,858	3,908
Intangible lease assets	87,959	80,271
Total real estate investments, at cost	3,150,840	2,359,395
Less: accumulated depreciation and amortization	(200,152)	(136,097)
Total real estate investments, net	2,950,688	2,223,298
Loans and direct financing lease receivables, net	189,287	152,220
Real estate investments held for sale, net	15,434	17,058
Net investments	3,155,409	2,392,576
Cash and cash equivalents	59,758	26,602
Restricted cash	—	6,388
Straight-line rent receivable, net	57,990	37,830
Rent receivables, prepaid expenses and other assets, net	25,638	25,406
Total assets	$3,298,795	$2,488,802

LIABILITIES AND EQUITY
Secured borrowings, net of deferred financing costs	$—	$171,007
Unsecured term loans, net of deferred financing costs	626,983	626,272
Senior unsecured notes, net	394,723	—
Revolving credit facility	144,000	18,000
Intangible lease liabilities, net	12,693	10,168
Dividend payable	32,610	25,703
Derivative liabilities	11,838	38,912
Accrued liabilities and other payables	32,145	16,792
Total liabilities	1,254,992	906,854
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 124,649,053 and 106,361,524 issued and outstanding as of December 31, 2021 and 2020, respectively	1,246	1,064
Additional paid-in capital	2,151,088	1,688,540
Distributions in excess of cumulative earnings	(100,982)	(77,665)
Accumulated other comprehensive loss	(14,786)	(37,181)
Total stockholders' equity	2,036,566	1,574,758
Non-controlling interests	7,237	7,190
Total equity	2,043,803	1,581,948
Total liabilities and equity	$3,298,795	$2,488,802

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended December 31,		Year ended December 31,
(unaudited, in thousands except per share amounts)	2021	2020	2021	2020
Net income	$29,790	$5,705	$96,211	$42,528
Depreciation and amortization of real estate	18,935	18,979	69,043	59,309
Provision for impairment of real estate	—	3,319	6,120	8,399
Gain on dispositions of real estate, net	(497)	(1,850)	(9,338)	(5,821)
Funds from Operations	48,228	26,153	162,036	104,415
Other non-recurring expenses[1,2]	—	21	4,461	2,273
Core Funds from Operations	48,228	26,174	166,497	106,688
Adjustments:
Straight-line rental revenue, net	(5,166)	(2,584)	(19,116)	(11,905)
Non-cash interest	1,147	505	2,554	2,040
Non-cash compensation expense	1,129	1,386	5,683	5,427
Other amortization expense	188	2,836	2,675	3,854
Other non-cash charges	(94)	299	(212)	829
Capitalized interest expense	(26)	(5)	(81)	(228)
Transaction costs	—	179	—	291
Adjusted Funds from Operations	$45,406	$28,789	$158,000	$106,995

Net income per share[3]:
Basic	$0.24	$0.05	$0.82	$0.44
Diluted	$0.24	$0.05	$0.82	$0.44
FFO per share[3]:
Basic	$0.39	$0.25	$1.38	$1.08
Diluted	$0.39	$0.25	$1.38	$1.08
Core FFO per share[3]:
Basic	$0.39	$0.25	$1.42	$1.11
Diluted	$0.39	$0.25	$1.41	$1.10
AFFO per share[3]:
Basic	$0.37	$0.27	$1.35	$1.11
Diluted	$0.37	$0.27	$1.34	$1.11
1.During the year ended December 31, 2021, includes a make-whole payment of $2,543 and the write-off of $1,873 of deferred financing costs.
2.Includes non-recurring expenses of $21 and $60 related to reimbursement of executive relocation costs during the three months and year ended December 31, 2020, $1,093 for severance payments and acceleration of non-cash compensation expense in connection with the termination of one of our executive officers during the year ended December 31, 2020, $77 and $196, respectively, of non-recurring recruiting costs during the year ended December 31, 2020, $195 of non-recurring recruiting costs during the year ended December 31, 2020 and our $924 loss on repayment of secured borrowings during the year ended December 31, 2020.
3.Calculations exclude $63, $101, $311 and $404 from the numerator for the three months and year ended December 31, 2021 and 2020, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended December 31, 2021
Net income	$29,790
Depreciation and amortization	18,961
Interest expense	9,170
Interest income	(20)
Income tax expense	55
EBITDA	57,956
Provision for impairment of real estate	—
Gain on dispositions of real estate, net	(497)
EBITDAre	57,459
Adjustment for current quarter re-leasing, investment and disposition activity[1]	2,865
Adjustment to exclude other non-recurring activity[2]	(92)
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]	(1,028)
Adjusted EBITDAre—Current Estimated Run Rate	59,204
General and administrative	5,832
Adjusted net operating income ("NOI")	65,036
Straight-line rental revenue, net[1]	(4,878)
Other amortization expense	188
Adjusted Cash NOI	$60,346

Annualized EBITDAre	$229,836
Annualized Adjusted EBITDAre	$236,816
Annualized Adjusted NOI	$260,144
Annualized Adjusted Cash NOI	$241,384
1.These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate and loan repayments made during the three months ended December 31, 2021 had occurred on October 1, 2021.
2.Adjustment includes the $92 adjustment to our provision for loan losses.
3.Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination or loan prepayment fees.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	December 31, 2021

Unsecured debt:
$200mm term loan	$200,000
$430mm term loan	430,000
Senior unsecured notes	400,000
Revolving credit facility[1]	144,000
Total unsecured debt	1,174,000
Gross debt	1,174,000
Less: cash & cash equivalents	(59,758)
Less: restricted cash available for future investment	—
Net debt	1,114,242

Equity:
Preferred stock	—
Common stock & OP units (125,202,900 shares @ $28.83/share as of 12/31/21)[2]	3,609,600
Total equity	3,609,600
Total enterprise value ("TEV")	$4,723,842

Net Debt / TEV	23.6%
Net Debt / Annualized Adjusted EBITDAre	4.7x
1.Prior to its amendment in February 2022, our revolving credit facility provided a maximum aggregate initial original principal amount of up to $400 million and included an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million. Following its amendment, our revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $600 million.
2.Common equity & units as of December 31, 2021, based on 124,649,053 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

Investor/Media:

Essential Properties Realty Trust, Inc.
Daniel Donlan, Senior Vice President, Capital Markets
609-436-0619
info@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.